UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2012
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2012, the board of directors of Uranium Energy Corp. (the "Company") accepted the resignation of Erik Essiger as a director of the Company. Mr. Essiger served on the Company's board of directors since 2006, and at the time of his resignation he served as a member and the Chair of each of the Board of Directors' Compensation Committee and Corporate Governance and Nominating Committee. Mr. Essiger will continue to be involved with the Company as Chair of the Company's Advisory Board and as a strategic advisor and consultant to the Company on international development and resources.

Also on June 1, 2012, following the resignation of Mr. Essiger, the Board of Directors appointed Katharine Armstrong as a member of the Company's Board of Directors and as member of each of the Board of Directors' Compensation Committee and Corporate Governance and Nominating Committee. .

Commensurate with said appointments the Board of Directors has now also appointed Vincent Della Volpe as the Chair of each of the Board of Directors' Compensation Committee and Corporate Governance and Nominating Committee.

As a result, the Company's current directors and executive officers are as follows:

Name	Position
Amir Adnani	President, Chief Executive Officer, Principal Executive Officer and a director
Alan P. Lindsay	Chairman and a director
Harry L. Anthony	Chief Operating Officer and a director
Ivan Obolensky	Director
Vincent Della Volpe	Director
David Kong	Director
Katharine Armstrong	Director
Mark Katsumata	Secretary, Treasurer and Chief Financial Officer and Principal Accounting Officer

Prior to her appointment as a member of the Company's Board of Directors on June 1, 2012, Ms. Armstrong served on the Company's Advisory Board since October 2009. Ms. Armstrong has been President of Natural Resources Solutions ("NRS") since 2008, when she founded this

Austin, Texas based company that works in partnership with universities, agencies of state and federal government, stakeholder groups and others to identify and implement solutions to environmental challenges created by regulatory mandates. In addition, Ms. Armstrong has been President of Katharine Armstrong, Inc. ("KAI") since 2003, when she founded this Austin, Texas based firm specializing in statewide and national projects involving public affairs and legislative, agency and grassroots projects.

Ms. Armstrong serves as Co-Chair of the South Texas Native Restoration Project at Texas A&M Kingsville and as Chair of the Armstrong Center for Energy and the Environment at the Texas Public Policy Foundation. She is also a director of the Texas and Southwestern Cattle Raisers Association and the Texas Wildlife Association. Ms. Armstrong currently serves on the Advisory Board of the Harte Research Institute for Gulf of Mexico Studies at Texas A&M Corpus Christi. She is also a Founding Director of Taking Care of Texas, a statewide non-profit organization that promotes the mutual benefits of economics and conservation.

Ms. Armstrong currently serves as a director and the Chair of the compensation committee of SJW Corp. ("SJW"), the NYSE-listed parent company of San Jose Water Company and Texas Water Alliance Limited. Ms. Armstrong has served as a director of SJW since May 2009.

Item 8.01     Other Events

On June 7, 2012, the Company issued a news release regarding the resignation of Mr. Essiger from the Company's board of directors and the appointment of Ms. Armstrong to the Company's board of directors.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
99.1	Press Release dated June 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: June 7, 2012	By: /s/ Mark Katsumata Mark Katsumata Chief Financial Officer

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